UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 15, 2009

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (212) 972-9700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Lazare Kaplan International Inc. (the “Company”) will delay filing its Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended May 31, 2009 (“Fiscal 2009”), in order to resolve (a) a material uncertainty concerning the collectability and recovery of certain assets and (b) the Company’s potential obligations under certain lines of credit and a guaranty (all of which, the “Material Uncertainties”). Previously, the Company filed Form 12b-25 with the Securities and Exchange Commission (“SEC”), wherein the Company stated that it is unable to assess the potential effect the ultimate resolution of the Material Uncertainties will have on the financial position and results of operation of the Company, and therefore its auditors will not be able to deliver an unqualified opinion with respect to the Company’s financial statements required to be included in the Form 10-K for Fiscal 2009 until the Company is able to resolve satisfactorily such Material Uncertainties. As a result of this ongoing assessment, the Company was not able to file its Annual Report for Fiscal 2009 within the fifteen day period permitted upon filing Form 12b-25.

Such failure to file is likely to result in, among other things, the taking of action by the American Stock Exchange to remove the Company's Common Stock from listing on such Exchange. Such a delisting would likely result in a decrease in the price, the volume of trading and the overall liquidity of the Company’s shares. Subject to certain notice and cure provisions, such failure to file may also cause the Company to not be in compliance with certain covenants in the Company’s credit agreements, which would cause an event of default thereunder. The Company, subject to applicable cure provisions contained in such credit agreements, may also not be in compliance with one or more of the financial covenants contained therein.

The Company intends to file the Form 10-K for Fiscal 2009 as soon as possible after it resolves the Material Uncertainties, but it is unable at this time to estimate when the Material Uncertainties will be resolved or when the Form 10-K will be filed.

The Company has issued a press release relating to the above. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit Number	Description

	99.1	Press Release, dated as of September 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: September 15, 2009	By:	/s/ William H. Moryto
William H. Moryto,
Vice President and Chief Financial Officer